UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2008
HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida	32919

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100
No change

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 19, 2008, the Board of Directors (the “Board”) of Harris Corporation (the “Company” or “Harris”) authorized and approved changes to certain of the Company’s compensation and benefits arrangements with Howard L. Lance, the Company’s Chairman of the Board, President and Chief Executive Officer, primarily to reflect changes necessary to comply with Section 409A of the Internal Revenue Code (“Section 409A”), and also to reflect other changes not related to Section 409A. Section 409A is the tax law enacted in 2004 governing “nonqualified” deferred compensation arrangements that imposes accelerated taxation and penalties on service providers (including employees and directors) if a covered arrangement does not comply with Section 409A. The changes to comply with Section 409A authorized and approved by the Board on December 19, 2008 generally affect the timing of compensation that could be received, the timing of any deferral distribution elections, the definition of certain payment triggers and other technical changes.
All such changes authorized and approved by the Board on December 19, 2008 are included in a new Letter Agreement, dated as of December 19, 2008 and effective January 1, 2009, between the Company and Mr. Lance governing the terms of Mr. Lance’s employment with the Company (the “2009 Letter Agreement”) and a Supplemental Pension Plan for Howard L. Lance (Amended and Restated Effective January 1, 2009), dated as of December 19, 2008, between the Company and Mr. Lance (the “Restated SPP”). The Board acted upon the recommendation of the Management Development and Compensation Committee of the Board, and the 2009 Letter Agreement and the Restated SPP were authorized and approved by a vote of the independent members of the Board. Mr. Lance is the only non-independent member of the Board. Subsequent to authorization and approval by the Board, the Company and Mr. Lance entered into the 2009 Letter Agreement and the Restated SPP.
Employment Letter Agreement
Pursuant to the 2009 Letter Agreement, effective January 1, 2009, the existing employment Letter Agreement, dated December 3, 2004, between the Company and Mr. Lance (the “2004 Letter Agreement”), and all obligations under the 2004 Letter Agreement will expire and be of no further force and effect, and the terms of Mr. Lance’s employment as Harris’ Chief Executive Officer, President, a director and Chairman of the Board will be governed by the 2009 Letter Agreement. The following brief description summarizes the material terms and conditions of the 2009 Letter Agreement.
The 2009 Letter Agreement provides for an indefinite term of employment commencing on January 1, 2009 and ending on termination of Mr. Lance’s employment either by Harris with or without Cause (as defined in the 2009 Letter Agreement), or upon Mr. Lance’s resignation for Good Reason (as defined in the 2009 Letter Agreement), death, Disability (as defined in the 2009 Letter Agreement), or other resignation or retirement.
In the event Mr. Lance’s employment is terminated by Harris without Cause, which Harris shall be entitled to do upon thirty (30) days prior written notice, or by Mr. Lance for Good Reason, then provided that Mr. Lance has executed and delivered to Harris a release of claims against Harris, Mr. Lance would be entitled to receive from Harris:
•	a lump sum cash amount, payable within sixty (60) days following termination (but subject to a six (6)-month delay required by Section 409A in the event that Mr. Lance is a “specified employee” of Harris for purposes of Section 409A at the time of his termination), equal to two times the aggregate of (i) his base salary (which is periodically set by a resolution of the Board) as in effect on the date of termination and (ii) his target incentive compensation under the Harris Corporation Annual Incentive Plan (or any successor to such plan) (the “AIP”) for the fiscal year prior to the fiscal year in which employment terminates (Mr. Lance would be entitled to receive such lump sum amount instead of the continuation of his base salary for two years as provided in the 2004 Letter Agreement.);

•	his pro rated bonus under the AIP for the year of termination;

•	without duplication, his accrued but unpaid base salary through the date of termination, his earned but unpaid bonus under the AIP for the prior fiscal year, reimbursement of reasonable business expenses incurred prior to the date of termination, and other or additional compensation benefits in accordance with the terms of applicable Harris plans or employee benefit programs for terminated employees;

•	continued participation in the medical, dental, hospitalization, short-term and long-term disability, and group life insurance coverage plans of Harris in which he was participating on the date of termination until twenty-four (24) months following such date of termination (or, if earlier, until the date or dates on which he receives comparable coverage and benefits under the plans and programs of a subsequent employer);

•	during the two (2) year period following termination and notwithstanding the terms and conditions of his stock option and restricted stock agreements, pursuant to the Harris Corporation 2000 Stock Incentive Plan and the Harris Corporation 2005 Equity Incentive Plan (or any successor thereto) (the “Equity Plans”), continued vesting of his unvested restricted stock and/or options, and as to vested stock options, continued exercisability until the date which is three (3) months after such two-year period (but in no event beyond the original term of the options);

•	prorated vesting of his outstanding performance share awards pursuant to the Equity Plans and Equity Plan performance targets and resultant performance as approved by the Board, pursuant to the terms of the Equity Plans and agreements thereunder with respect to employees who terminate employment during the performance period due to involuntary termination other than for misconduct; provided, however, that for purposes of determining the prorated vesting of any such awards, Mr. Lance’s employment will be deemed to have terminated as of the second annual anniversary of the date he actually terminates employment (The 2009 Letter Agreement modified the terms and conditions of Mr. Lance’s current performance share awards by providing that any prorated vesting shall be calculated based upon Mr. Lance’s deemed termination as of the second annual anniversary of the date his employment actually is terminated by Harris without Cause or by Mr. Lance for Good Reason, instead of calculating any prorated vesting based upon the date Mr. Lance’s employment actually is terminated for such reason); and

•	outplacement services at Harris’ expense for up to one (1) year following the date of termination in accordance with the practices of Harris as in effect from time to time for senior executives.
In the event Mr. Lance’s employment is terminated by Harris for Cause or due to Mr. Lance’s Disability, upon Mr. Lance’s resignation or retirement other than for Good Reason, or upon Mr. Lances’ death, then Mr. Lance (or his estate or legal representative, as appropriate) shall be entitled to receive from Harris his accrued but unpaid base salary through the date of termination, his earned but unpaid bonus under the AIP for the prior fiscal year, reimbursement of reasonable business expenses incurred prior to the date of termination, and other or additional compensation benefits in accordance with the terms of applicable Harris plans or employee benefit programs for terminated employees. Harris may, at its option, terminate Mr. Lance’s employment in the event of his Disability. In the event Mr. Lance’s employment is terminated as a result of his death or Disability, he (or his estate or legal representative, as appropriate) shall also be entitled to other compensation benefits in accordance with the terms of applicable Harris plans for employees that die or become disabled, as appropriate.
In the event of a change in control of Harris (which, as provided in the 2009 Letter Agreement, is defined in the Executive Severance Agreement, dated as of January 20, 2003, as amended and restated as of December 19, 2008, by and between Harris and Mr. Lance (the “Restated Severance Agreement”)), and if Mr. Lance’s employment terminates under the circumstances provided under such Restated Severance Agreement, then Mr. Lance shall be entitled to the compensation and benefits provided under such Restated Severance Agreement in lieu of any compensation or benefits receivable by him under the 2009 Letter Agreement.
The 2009 Letter Agreement also provides that, without Harris’ written consent, Mr. Lance may not (i) associate with or hold a 5% or greater equity, voting or profit participation interest in a Competitive Enterprise (as defined in the 2009 Letter Agreement) during his employment with Harris and for a one-year period following termination of his employment for any reason (or a two-year period if he receives severance from Harris); or (ii) during his employment with Harris and for a two-year period following termination of his employment for any reason, Solicit (as defined in the 2009 Letter Agreement) any Customer (as defined in the 2009 Letter Agreement) or any employee of Harris to leave Harris.
The summary description of the 2009 Letter Agreement contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the 2009 Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Restated Supplemental Pension Plan
The Restated SPP amends and restates the Supplemental Pension Plan for Howard L. Lance (Adopted effective October 27, 2006), dated as of October 27, 2006, between Harris and Mr. Lance, and in addition to changes to comply with Section 409A, includes certain clarifying and other changes. The following brief description summarizes the material terms and conditions of the Restated SPP.
Retirement at Age 60. If Mr. Lance retires at the date he attains age 60 (December 15, 2015), then he will be entitled to receive a benefit (the “Normal Retirement Benefit”), calculated as a single life annuity for his life, equal to 32% of the sum of his base salary paid during the one-year period ending with the last day he held the position of Chief Executive Officer of the Company, plus his annual cash incentive (excluding any award under the Company’s Performance Reward Plan or any successor plan thereto) payable at target, per the annual cash incentive arrangement in place for him on the last day he held the position of Chief Executive Officer of the Company (such sum, his “Final Pay”).
Retirement After Age 60. If Mr. Lance retires after the date he attains age 60 (December 15, 2015), then he will be entitled to receive a benefit (the “Late Retirement Benefit”), calculated as a single life annuity for his life, equal to the product of (i) 32%, reduced by two-twelfths of 1% for each month by which Mr. Lance’s age as of the last day he held the position of Chief Executive Officer of the Company exceeds age sixty 60, with any partial month rounded to the nearest whole month, and (ii) his Final Pay.

Early Retirement. Mr. Lance will become eligible for an early retirement benefit on the date he has attained age 55 and accrued 10 years of credited service. Although Mr. Lance will attain age 55 on December 15, 2010, he will not have accrued 10 years of credited service until January 5, 2013 (the “Early Retirement Eligibility Date”). If Mr. Lance retires on or after the Early Retirement Eligibility Date, but before the date he attains age 60 (December 15, 2015), then he will be entitled to receive a benefit (the “Early Retirement Benefit”), calculated as a single life annuity for his life, equal to the product of 32% and his Final Pay, with the result reduced by five-twelfths of 1% for each month by which age 60 exceeds Mr. Lance’s age as of his termination date, with any partial month rounded to the nearest whole month.
Termination Without Cause or for Good Reason Prior to the Early Retirement Eligibility Date. If before the Early Retirement Eligibility Date Mr. Lance is terminated without Cause (which, as provided in the Restated SPP, is defined in the 2009 Letter Agreement) or terminates for Good Reason (which, as provided in the Restated SPP, is defined in the 2009 Letter Agreement), then he will be entitled to receive a benefit (the “Termination Benefit”), calculated as a single life annuity for his life, equal to his Final Pay times the product of 2.5% times his years of credited service as of his termination date, with the result reduced by six-twelfths of 1% for each month by which age 57 exceeds Mr. Lance’s age as of his termination date, with any partial month rounded to the nearest whole month.
Disability. If Mr. Lance becomes disabled before the Early Retirement Eligibility Date, then he will be entitled to receive a benefit (the “Disability Retirement Benefit”), calculated as a single life annuity for his life, equal to his Final Pay times the product of 2.5% times his years of credited service as of his disability date, with the result reduced by six-twelfths of 1% for each month by which age 57 exceeds Mr. Lance’s age as of his disability date, with any partial month rounded to the nearest whole month. For purposes of determining “Final Pay” in the event of Mr. Lance’s disability, his base salary and annual cash incentive shall be determined as of his disability date, rather than the last day he held the position of Chief Executive Officer of the Company. If Mr. Lance becomes disabled on or after the Early Retirement Eligibility Date, then no Disability Retirement Benefit is payable under the Restated SPP and the benefit payable under the Restated SPP will be determined based upon retirement at or after age 60 or early retirement, as applicable.
Death. If Mr. Lance dies before the benefit commencement date under the Restated SPP, then no benefit shall be paid to any person or entity under the Restated SPP. If Mr. Lance dies after the benefit commencement date under the Restated SPP, then the benefit payable under the Restated SPP, if any, after his death shall be determined by the form of life annuity that was in force on his date of death.
Resignation or Termination for Cause Prior to the Early Retirement Eligibility Date. If before the Early Retirement Eligibility Date Mr. Lance resigns or is terminated for Cause, then no benefit shall be paid to any person or entity under the Restated SPP.
Change in Control. If (i) Harris undergoes a change in control (which, as provided in the Restated SPP, is defined in the Restated Severance Agreement) and (ii) Mr. Lance terminates employment before his Early Retirement Eligibility Date under the circumstances that entitle him to benefits under Section 3 of the Restated Severance Agreement, then he will be entitled to receive a benefit (the “Change in Control Retirement Benefit”), calculated as a single life annuity for his life, equal to his Final Pay times the product of 2.5% times his years of credited service as of his termination date plus 2 additional years of credited service (as though he had terminated employment on the second anniversary of his actual termination date), with the result reduced by six-twelfths of 1% for each month by which age 57 exceeds Mr. Lance’s age as of his termination date, with any partial month rounded to the nearest whole month. However, under no circumstances will the Change in Control Retirement Benefit exceed the benefit that would have been payable to Mr. Lance under the Restated SPP in the case of early retirement had he attained age 55 and accrued 10 years of credited service as of the termination date.
If Harris undergoes a change in control and Mr. Lance terminates his employment on or after his Early Retirement Eligibility Date under the circumstances that entitle him to benefits under Section 3 of the Restated Severance Agreement, then no Change in Control Retirement Benefit is payable under the Restated SPP and the benefit payable under the Restated SPP will be determined based upon retirement at or after age 60 or early retirement, as applicable.
Reduction in Restated SPP Benefit for Disability Payments. If Mr. Lance receives any of the benefits under the Restated SPP described above, then during the period from the commencement date of such benefit to the date Mr. Lance attains age 65, there will be deducted from such benefit the amount of payments made to Mr. Lance under any and all long-term disability plan(s) (broad-based and executive) sponsored by Harris.
Non-Competition and Non-Solicitation. The Restated SPP contains non-competition and non-solicitation provisions consistent with the 2009 Letter Agreement (but extending through the entire period during which any benefit under the Restated SPP is payable, except in the event of Mr. Lance’s termination without Cause or for Good Reason, in which case the non-competition and non-solicitation period shall not extend beyond the second anniversary of Mr. Lance’s termination). Notwithstanding anything to the contrary in the Restated SPP, if Mr. Lance violates the non-competition or non-solicitation restrictions in the Restated SPP, then no benefit shall be paid to any person or entity under the Restated SPP, or, if payments under the Restated SPP have commenced as of the date of such violation, then such payments shall cease immediately and no further payments under the Restated SPP shall be made.

Form and Timing of Benefits. The normal form of payment to Mr. Lance of his benefit under the Restated SPP is a single life annuity for the life of Mr. Lance as described above, payable annually. However, Mr. Lance may elect, before the benefit commencement date under the Restated SPP, subject to compliance with Section 409A and certain other requirements, that his benefit under the Restated SPP be paid to him or to him and his surviving spouse in any life annuity form (as defined in Section 409A) that is the actuarial equivalent of the benefit under the Restated SPP payable as an annual single life annuity. In the case of the Normal Retirement Benefit and the Late Retirement Benefit, payment shall commence the first day of the month coincident with or next following Mr. Lance’s termination. In the case of the Early Retirement Benefit, the Termination Benefit and the Change in Control Retirement Benefit, Mr. Lance may elect, subject to Section 409A requirements, that payment commence as of the first day of any month coincident with or following his termination, but not later than the first day of the month coincident with or next following the date he attains age 60 (any payment elected by Mr. Lance to commence later than Mr. Lance’s termination date shall be the actuarial equivalent (as defined in the Restated SPP) of the benefit that would have been paid to Mr. Lance had payment commenced on his termination date). In the case of the Disability Retirement Benefit, payment shall commence the first day of the month coincident with or next following the disability date. Notwithstanding the foregoing, the payment of Mr. Lance’s benefit under the Restated SPP shall be subject to a six (6) month delay required by Section 409A in the event that Mr. Lance is a specified employee at the time of his termination.
Funding. The Restated SPP shall at all times be unfunded such that benefits under the Restated SPP shall be paid solely from the general assets of Harris and/or the irrevocable rabbi trust established by Harris, as applicable, and Mr. Lance and/or his surviving spouse shall have only the rights of a general unsecured creditor of Harris with respect to any rights under the Restated SPP. On the earlier of Mr. Lance’s termination date or the date Harris undergoes a change in control, Harris shall maintain an irrevocable rabbi trust and contribute to the trust in cash or other liquid assets acceptable to the trustee the actuarially equivalent present value of (A) the total benefits expected to be paid to Mr. Lance and his surviving spouse under the Restated SPP plus (B) the trust administration and trustee fees and expenses.
The summary description of the Restated SPP contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the Restated SPP, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibits are filed herewith:

*10.1	Letter Agreement, dated as of December 19, 2008 and effective January 1, 2009, by and between Harris Corporation and Howard L. Lance.

*10.2	Supplemental Pension Plan for Howard L. Lance (Amended and Restated effective January 1, 2009), dated as of December 19, 2008, by and between Harris Corporation and Howard L. Lance.

*	Management contract or compensatory plan or arrangement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
	By:	/s/ Scott T. Mikuen
		Name:	Scott T. Mikuen
Date: December 24, 2008		Title:	Vice President, Associate General Counsel and Secretary

EXHIBIT INDEX

Reg. S-K
Item 601
Exhibit No.	Description of Exhibit

*10.1	Letter Agreement, dated as of December 19, 2008 and effective January 1, 2009, by and between Harris Corporation and Howard L. Lance.

*10.2	Supplemental Pension Plan for Howard L. Lance (Amended and Restated effective January 1, 2009), dated as of December 19, 2008, by and between Harris Corporation and Howard L. Lance.

*	Management contract or compensatory plan or arrangement.